Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.10 par value per share, of Scott’s Liquid Gold-Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 19, 2020

MARAN PARTNERS FUND, LP

By:	Maran Partners GP, LLC, its general partner

By:	/s/ Daniel J. Roller
	Name:	Daniel J. Roller
	Title:	Managing Member

MARAN PARTNERS GP, LLC

By:	/s/ Daniel J. Roller
	Name:	Daniel J. Roller
	Title:	Managing Member

MARAN SPV, LP

By:	Maran SPV GP, LLC, its general partner

By:	/s/ Daniel J. Roller
	Name:	Daniel J. Roller
	Title:	Managing Member

MARAN SPV GP, LLC

By:	/s/ Daniel J. Roller
	Name:	Daniel J. Roller
	Title:	Managing Member

MARAN CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel J. Roller
	Name:	Daniel J. Roller
	Title:	Managing Member

/s/ Daniel J. Roller
DANIEL J. ROLLER